Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86012) pertaining to the AmerisourceBergen Employee Investment Plan of our report dated May 25, 2004, with respect to the financial statements and schedule of the AmerisourceBergen Employee Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

June 21, 2004

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